EXHIBIT 10.52
                                  [LETTERHEAD]



January 6, 1998




Mr. Warren R. Nelson
Vice President/Chief Financial Officer
Shells Seafood Restaurants, Inc.
16313 North Dale Mabry Suite 100
Tampa, FL 33618


Dear Warren,

LYON CREDIT CORPORATION is please to present this proposal under the following terms and conditions:

     1.   LENDER:  LYON CREDIT CORPORATION or its assignees.

     2.   BORROWER: Shells Seafood Restaurants, Inc.

     3. TRANSACTION: The transaction is structured as a term loan in which the Borrower will be entitled to claim and retain all of the tax benefits associated with ownership of the Equipment with Lender retaining a security interest in the equipment.

     4.   EQUIPMENT:  Restaurant Furniture, Fixtures and Equipment.

     5. DELIVERY: All equipment is to be delivered, accepted and placed under a Loan schedule on or before July 30, 1998.

     6.   LOAN AMOUNT:   Approximately $600,000 in increments as needed.

     7.   TERM:  Five (5) years from the Loan Commencement Date.

     8. LOAN COMMENCEMENT DATE: First or the fifteenth day of the month following the date proceeds of the loan are disbursed. Borrower will be required to make an Interim Loan Payment equal to the daily equivalent of the monthly Loan Payment for the period of time between the actual Loan disbursement date and the Loan Payment Date.

     9.   LOAN PAYMENTS:   Borrower will be required to make Sixty (60)
          consecutive loan payments, monthly in arrears, in an amount incremental with the amount financed up to $12,079.87.

Mr. Warren R. Nelson
Shells Seafood Restaurants, Inc.
January 6, 1998
Page 2 of 3

10. ADJUSTMENTS TO LOAN PAYMENT: The Loan Payment reflects current money market rates as indicated by the yield to maturity of 5.45% for the Five
     (5) Year Treasury Note as of January 5, 1998 ("225 B.P. over Index"). For any movement in the treasury note prior to the Loan Commencement Date, the Lender reserves the right to adjust the Loan Payments up or down to preserve its economics by notification to borrower prior to the loan closing.

11. LOAN STRUCTURE: All other terms and conditions notwithstanding, this transaction is structured as a fully amortizing loan.

12. FACILITY DEPOSIT: An amount equal to $3,000.00, calculated as one half of one percent (1/2%) of the Loan Amount, shall be paid to Lender at the time of acceptance and return of this proposal. The Facility Deposit is refundable on a pro-rata basis for any portion of the Loan Amount for which Lender fails to approve a firm commitment in the form of this proposal. The facility deposit is fully refundable until which time the transaction is approved by the borrower's Board of Directors.

     Thereafter, if Lender approves the transaction and for any reason Borrower elects not to enter into the Loan or if Borrower requests that Lender no longer consider the transaction for approval, the Facility Deposit will be considered earned by Lender as a Facility Fee and is non-refundable. All other terms and conditions notwithstanding, the Facility Deposit will be applied toward the initial and subsequent schedules, if applicable after payment of all reasonable expenses.

13. TAX BENEFITS: Depreciation deductions arising out of the ownership of the Equipment will be for the account of Borrower.

14. INSURANCE: Borrower shall bear all risk of loss or damage to the equipment and Borrower shall be responsible to keep the equipment insured in an amount and in a reasonable form acceptable to Lender, including insurance for damage to or loss of the Equipment and liability coverage.

15. WARRANTIES: Lender shall finance the Equipment on behalf of Borrower without representation or warranty on an AS IS BASIS. However, Lender shall assign to Borrower all warranties, guarantees and services provided by the manufacturer(s) and/or vender(s) to the extent that they are assignable. LENDER IS NOT RESPONSIBLE FOR PROVIDING ANY OF THE FOREGOING.

16. EQUIPMENT SPECIFICATIONS: With respect to the Equipment, this is only a preliminary proposal and will not become final until, among other things, Lender verifies the Equipment specifications including, but not limited to:
     Model number, number of units, installation costs and maintenance contracts; and Lender's approval of the final Equipment configuration.
     This final approval may be revoked by the Lender if there are any material changes to the specification or configuration of the Equipment.

Mr. Warren R. Nelson
Shells Seafood Restaurants, Inc.
January 6, 1998
Page 3 of 3

17. BUSINESS INFORMATION: Borrower will make available to Lender a copy of Borrower's last three years fiscal year-end audited, 10-K financial statements. Borrower's latest comparative interim 10-Q statements and other business information as may be reasonably requested by Lender. Such financial statements will comply with Federal Securities Laws.

18. GENERAL: The loan will be a net loan in which the Borrower will be responsible for all reasonable expenses relating to the Equipment and the transaction, including, reasonable expenses, insurance coverage, payment of personal property taxes, UCC financing statement recording fees, lien search fees and other expenses relating to the purchase, possession, and use of the Equipment. This proposal is an expression by Lender of its interest in considering a loan transaction on the general terms and conditions outlined above. This proposal is not intended to and does not create any binding legal obligation on the part of either party. THIS LETTER IS NOT, AND IS NOT TO BE CONSTRUED AS, A COMMITMENT BY LENDER TO ENTER INTO THE PROPOSED LOAN TRANSACTION. Lender shall not be obligated to provide any term loan financing until the satisfactory completion of its due diligence, the receipt of all requisite approvals by Lender's management, and the prior execution and delivery of final legal documentation in form and substance acceptable to Lender, including acceptance of the Equipment by the Borrower.

If this Proposal meets with your approval, kindly indicate your acceptance below and return it with a check for one half of one percent (1/2%) of Loan Amount or $3,000.00 as a Facility Deposit.

All other terms and conditions notwithstanding, this Proposal expires January 16, 1998, after which it shall have no force or effect.

LYON CREDIT CORPORATION

/s/JOE HOUSTON
------------------------------
Wm. Joseph Houston
Eastern Division Sales Manager

                              ACCEPTED FOR: Shells Seafood Restaurants, Inc.

                                BY:/s/ WARREN R. NELSON
                                   -----------------------------------------

                                TITLE: VP Finance/CFO
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                                DATES: January 7, 1998
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